EXHIBIT (8)(c)(2)

AMENDMED SCHEDULE A TO PARTICIPATION AGREEMENT DATED

MAY 1, 2020 (FIDELITY)

VARIABLE INSURANCE PRODUCTS FUND I,

VARIABLE INSURANCE PRODUCTS FUND II,

VARIABLE INSURANCE PRODUCTS FUND III,

VARIABLE INSURANCE PRODUCTS FUND IV,

VARIABLE INSURANCE PRODUCTS FUND V,

FIDELITY DISTRIBUTORS COMPANY LLC

and

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Schedule A

Separate Accounts and Associated Contracts

Revised May 1, 2020

Accounts	Products

TFLIC Series Life Account	TFLIC Financial Freedom Builder TFLIC Freedom Elite Builder TFLIC Freedom Wealth Protector TFLIC Freedom Elite Builder II TFLIC Transamerica Journey

Separate Account VA BNY

Transamerica LandmarkSM NY Variable Annuity

Transamerica LibertySM NY Variable Annuity

Transamerica AxiomSM NY Variable Annuity

Transamerica Advisor EliteSM Variable Annuity (NY)

Transamerica Variable Annuity Series (NY)

Partners Variable Annuity Series (NY)

Transamerica AxiomSM II (NY)

Transamerica Advisor EliteSM II (NY)

Transamerica InspireSM Variable Annuity (NY)

Transamerica Variable Annuity I-Share (NY)

Transamerica Variable Annuity O-Share (NY)

Transamerica B-Share Variable Annuity (NY)

Transamerica AxiomSM III Variable Annuity (NY)

Transamerica InspireSM II Variable Annuity (NY)

Transamerica PrincipiumSM IV Variable Annuity (NY)

Transamerica I-Share II Variable Annuity (NY)

TFLIC Series Annuity Account	TFLIC Freedom PremierSM

TR-Fidelity VIP II Contrafund® Portfolio	TA-AP 2001-CONT

TFLIC Separate Account VNY	Advisor’s Edge® NY Variable Annuity

TFLIC Separate Account C	MarqueeSM Variable Annuity